Exhibit 99.1

            Endwave Reports Second Quarter 2004 Financial Results

  Endwave Grows Revenues, Meets Guidance, and Generates $4.7 Million in Cash

    SUNNYVALE, Calif., July 28 /PRNewswire-FirstCall/ -- Endwave Corporation (Nasdaq: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class cellular backhaul infrastructure, broadband wireless networks, homeland security and defense systems, today reported financial results for its second quarter ended June 30, 2004.
    Endwave reported revenues of $7.6 million for the second quarter of 2004, compared with revenues of $6.6 million for the first quarter of 2004 and $8.5 million for the second quarter of 2003. Cash, cash equivalents and short-term investments as of June 30, 2004 increased by $4.7 million to $31.6 million from a balance of $26.9 million at March 31, 2004.
    GAAP net loss for the second quarter of 2004 was $429,000, or $0.04 loss per share, compared with GAAP net loss for the first quarter of 2004 of $2.2 million, or $0.23 loss per share and a GAAP net loss for the second quarter of 2003 of $1.9 million, or $0.21 loss per share. Pro forma net loss for the second quarter of 2004 was $344,000, or $0.04 loss per share, compared with pro forma net income for the first quarter of 2004 of $375,000, or $0.04 fully diluted earnings per share, and a pro forma net loss for the second quarter of 2003 of $1.8 million, or $0.20 loss per share.
    For the second quarter of 2004, pro forma net loss was calculated by excluding the amortization of deferred stock compensation charge of $85,000. For the first quarter of 2004, pro forma net income was calculated by excluding the net adjustments for a lease termination of $2.9 million, as well as recovery of loss on a sublease of $359,000, amortization of deferred stock compensation charges of $119,000 and a gain on the sale of land of $105,000. For the second quarter of 2003, pro forma net loss was calculated by excluding the amortization of deferred stock compensation charge of $84,000. Management believes that excluding the items described above may permit investors to better compare results from period to period and more accurately assess the company's prospects.
    "Revenues rebounded in the second quarter, and we also significantly increased our total cash position, including over $1 million generated by operations," said Ed Keible, Endwave's CEO and President. "With the acquisition of JCA Technology and growth in our core business, Endwave is projecting $18 to $20 million of revenue during the second half of 2004," added Keible.

    Endwave Second Quarter 2004 Summary:

    -- Revenues were $7.6 million, an increase of 14% from the first quarter of 2004.
    -- Revenues attributable to sales to customers in defense, homeland security, and other non-telecom markets comprised 10% of total revenues for the second quarter of 2004, or $762,000.
    -- Shipped products to 25 customers during the quarter, including 5 new customers. Our largest customers for the quarter were Nokia and Nera. -- Gross margin was 31% in the second quarter.
    -- Generated $4.3 million of cash from the sale and leaseback of real estate in Diamond Springs, California, resulting in a deferred gain of $777,000.
    -- Secured a next-generation supply agreement with a major European wireless telecom OEM for the production of integrated transceivers for advanced PDH radios.
    -- Furthered the development of lower frequency transceiver platforms for key customers to address the growing market demand for cellular infrastructure deployments in emerging markets.
    -- Completed the design and manufacture of prototype units of the RF distribution and switching network for design qualification and system testing with SafeView, Inc.
    -- Executed a development contract with a major defense contractor for a key microwave sub-system.
    -- Received purchase orders from Ceragon for transceivers to be used in their FibeAir(TM) Point-to-Point SDH radios for high-capacity network connectivity of mobile cellular infrastructure, fixed networks and private networks.

    Endwave will hold its regularly scheduled second quarter earnings call today at 1:30 p.m. Pacific Time, which will be available via web cast by logging on to the investor relations section of our website at http://www.endwave.com/investors . The web cast replay will be available online after the earnings call at approximately 2:30 p.m. Pacific Time, and will continue to remain available for 90 calendar days after the call. An audio telephone replay of the conference call will also be available approximately one hour following the conclusion of the call, and will continue to be available for 5 calendar days by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally), and entering the confirmation code 319553.

    About Endwave
    Endwave Corporation develops and manufactures radio frequency (RF) subsystems for use in high-speed cellular backhaul networks, enterprise access, homeland security, defense electronics, commercial radar systems, and other broadband applications. These products include integrated transceivers, oscillators/synthesizers, high-power cellular switch-combiners, and RF modules (amplifiers, frequency multipliers, switches, and up/down-converters).
Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; San Jose, CA; Andover, MA; and Lamphun, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com .

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
    This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. These statements include, but are not limited to, statements regarding forecasted future financial results. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the risks that the integration of acquired business lines, products and subsidiaries will fail, products will fail to achieve market acceptance, the timing or existence of customer orders, market volatility and weakness, customer concentration, delays in the design process, production delays or cancellations due to product defects or defects in materials supplied by vendors, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; and, technological difficulties and resource constraints encountered in developing, transitioning and/or introducing new products. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's most recent report on Form 10-K and subsequently filed reports on Form 10-Q.


                           Condensed Balance Sheet
                                (in thousands)


                                                   June 30,       December 31,
                                                     2004             2003
                                                 (unaudited)        (audited)
    Assets
    Current assets
    Cash and cash equivalents                      $18,092           $13,408
    Restricted cash                                     --               778
    Short-term investments                          13,486            15,890
    Accounts receivables, net                        5,537             6,581
    Inventories, net                                 7,441             8,119
    Other current assets                               647               898
    Total current assets                            45,203            45,674
    Property and equipment, net                      2,778             7,260
    Other assets, net                                  117               140
    Total assets                                   $48,098           $53,074

    Liabilities and stockholders' equity
    Current liabilities:
    Accounts payable                                 1,618             3,088
    Warranty accrual                                 4,754             5,835
    Accrued compensation                               946             1,139
    Other accrued liabilities                          948             1,090
    Current portion of notes payable                    --               516
    Total current liabilities                        8,266            11,668

    Notes payable, less current portion                 --               262
    Other long-term liabilities                        682               101
    Total stockholders' equity                      39,150            41,043
    Total liabilities and stockholders' equity     $48,098           $53,074


                           STATEMENTS OF OPERATIONS
              (in thousands, except share and per share amounts)
                                 (Unaudited)

                                     Three months ended     Six months ended
                                     June 30,   June 30,   June 30,   June 30,
                                       2004       2003       2004       2003
    Total revenues                    $7,576     $8,470    $14,193    $16,127
    Costs and expenses:
    Cost of product revenues           5,257      6,190      9,228     13,192
    Research and development           1,083      1,445      2,057      2,547
    Sales, general and
     administrative                    1,705      2,724      3,534      5,232
    Loss (recovery) on building
     sublease and asset impairment        --                  (359)     3,071
    Amortization of deferred stock
     compensation                         85         84        204        596
    Lease termination, net                --         --      2,899         --
    Total costs and expenses           8,130     10,443     17,563     24,638
    Loss from operations                (554)    (1,973)    (3,370)    (8,511)
    Interest and other, net              125         77        762        142
    Net loss                           $(429)   $(1,896)   $(2,608)   $(8,369)
    Basic and diluted net loss per
     share                            $(0.04)    $(0.21)    $(0.27)    $(0.93)
    Weighted shares used in per-
     share calculation             9,655,341  9,056,441  9,563,724  9,035,666


                    PRO FORMA STATEMENTS OF OPERATIONS (1)
              (in thousands, except share and per share amounts)
                                 (Unaudited)

                                    Three months ended      Six months ended
                                    June 30,   June 30,    June 30,   June 30,
                                      2004       2003        2004       2003
    Total revenues                   $7,576     $8,470     $14,193    $16,127
    Costs and expenses:
    Cost of product revenues          5,257      6,190       9,228     13,192
    Research and development          1,083      1,445       2,057      2,547
    Sales, general and
     administrative                   1,705      2,724       3,534      5,232
    Total costs and expenses          8,045     10,359      14,819     20,971
    Loss from operations               (469)    (1,889)       (626)    (4,844)
    Interest and other, net             125         77         657        142
    Net income (loss)                 $(344)   $(1,812)        $31    $(4,702)
    Basic net income (loss) per
     share                           $(0.04)    $(0.20)      $0.00     $(0.52)
    Diluted net income (loss) per
     share                           $(0.04)    $(0.20)      $0.00     $(0.52)
    Weighted shares used in basic
     per-share calculation        9,655,341  9,056,441   9,563,724  9,035,666
    Weighted shares used in
     diluted per-share
     calculation                  9,655,341  9,056,441  10,443,160  9,035,666

    Basis of presentation:
    1. Pro forma operating results exclude the amortization of deferred stock compensation, loss (recovery) on building sublease and asset impairment, net lease termination fee, and gain on sale of land.


                   ACTUAL TO PRO FORMA NET LOSS RECONCILIATION
                                  (in thousands)
                                   (unaudited)

                                 Three months ended      Six months ended
                                 June 30,    June 30,   June 30,  June 30,
                                   2004        2003       2004       2003
    Net loss actual                $(429)    $(1,896)   $(2,608)   $(8,369)
    Loss (recovery) on building
     sublease and asset
     impairment                       --          --       (359)    3,071
    Amortization of deferred
     stock compensation               85          84        204       596
    Lease termination, net            --          --      2,899        --
    Gain on sale of land              --          --       (105)       --
    Net income (loss) pro forma    $(344)    $(1,812)       $31   $(4,702)


SOURCE  Endwave Corporation
    -0-                             07/28/2004
    /CONTACT: Julianne Biagini, Chief Financial Officer, +1-408-522-3105, or Mark Hebeisen, VP Marketing, +1-408-522-7702, both of Endwave Corporation/
    /Web site:  http://www.endwave.com /
    (ENWV)

CO:  Endwave Corporation
ST:  California
IN:  CPR ECP TLS ARO
SU:  ERN CCA